UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 11, 2016

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

1.	On August 11, 2016, Cachet Financial Solutions, Inc. (the “Company”) entered into a securities purchase agreement with Columbus Capital Partners L.P. and Columbus Capital QP Partners, L.P. (collectively, “Columbus Capital”) pursuant to which the Company issued to Columbus Capital convertible notes, due August 2017, in an aggregate principal amount of $526,315 and warrants to purchase 85,348 shares of the Company’s common stock, subject to adjustments, in exchange for an aggregate purchase price of $500,000 paid in cash. The notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D thereunder. The notes are unsecured, do not bear any interest and are payable in full on August 11, 2017. Columbus Capital may elect to convert the principal amount of the notes into shares of the Company’s common stock at any time before August 11, 2017 at a conversion price per share equal to the lower of $5.55 and 80% of the per share sale price of the Company’s common stock in the Company’s next underwritten public offering. The Company has the right to require Columbus Capital to convert the notes into shares of the Company’s common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants issued to Columbus Capital have an exercise price of $5.55 per share, subject to adjustments, and are exercisable for a five year period. In addition, under the securities purchase agreement with Columbus Capital, the Company is required to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of the Company’s common stock issuable under the notes and the warrants within 21 days following the consummation of the Company’s next underwritten public offering or 90 days following the date on which the Company’s current financing plan is terminated. If the Company fails to file a registration statement in a timely manner it will be required to issue to Columbus Capital additional warrants to purchase shares of the Company’s common stock.

2.	On August 12, 2016, the Company entered into a securities purchase agreement with Michael J. Hanson and James L. Davis, each of whom is a director of the Company, pursuant to which the Company issued to each of Messrs. Hanson and Davis a convertible note, due August 2017, in a principal amount of $263,158 and a warrant to purchase 42,674 shares of the Company’s common stock, subject to adjustments, in exchange for a purchase price of $250,000 paid in cash by such director. The notes and the warrants were issued to Messrs. Hanson and Davis in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The notes are unsecured, do not bear any interest and are payable in full on August 12, 2017. Each of Messrs. Hanson and Davis may elect to convert the principal amount of the note issued to him into shares of the Company’s common stock at any time before August 12, 2017 at a conversion price per share equal to the lower of $5.55 and 80% of the per share sale price of the Company’s common stock in the Company’s next underwritten public offering. The Company has the right to require each of Messrs. Hanson and Davis to convert the notes into shares of the Company’s common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants issued to Messrs. Hanson and Davis have an exercise price of $5.55 per share, subject to adjustments, and are exercisable for a five year period.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated August 11, 2016, by and among the Company, Columbus Capital Partners L.P. and Columbus Capital QP Partners, L.P.

10.2	Convertible Term Promissory Note, dated August 11, 2016, issued by the Company to Columbus Capital Partners L.P.

10.3	Convertible Term Promissory Note, dated August 11, 2016, issued by the Company to Columbus Capital QP Partners L.P.

10.4	Warrant to Purchase Common Stock, dated August 11, 2016, issued by the Company to Columbus Capital Partners L.P.

10.5	Warrant to Purchase Common Stock, dated August 11, 2016, issued by the Company to Columbus Capital QP Partners L.P.

10.6	Securities Purchase Agreement, dated August 12, 2016, by and among the Company, Michael J. Hanson and James L. Davis

10.7	Convertible Term Promissory Note, dated August 12, 2016, issued by the Company to Michael J. Hanson

10.8	Convertible Term Promissory Note, dated August 12, 2016, issued by the Company to James L. Davis

10.9	Warrant to Purchase Common Stock, dated August 12, 2016, issued by the Company to Michael J. Hanson

10.10	Warrant to Purchase Common Stock, dated August 12, 2016, issued by the Company to James L. Davis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2016

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer